Exhibit 99.1

TILT Holdings Announces Board Changes

D’Angela Simms Steps Down;

Cannabis and Supply Chain Veteran Art Smuck Joins Board

PHOENIX, June 8, 2023 --TILT Holdings Inc. (“TILT” or the “Company”) (NEO: TILT) (OTCQX: TLLTF), a global provider of cannabis business solutions that include inhalation technologies, cultivation, manufacturing, processing, brand development and retail, today announced that D’Angela “Dia” Simms stepped down from the Company’s Board of Directors (the “Board”) and Arthur “Art” Smuck was appointed to the Board on June 7, 2023.

Dia Simms, a 20-year veteran in the spirits industry, stepped down from the Board to focus on her growing business. Art Smuck, a cannabis and supply chain expert, was appointed as a director to fill the vacancy.

Mr. Smuck previously served as the Chief Operating Officer at HERBL Solutions (“HERBL”), a California cannabis distribution and supply chain solutions company that serviced more than 850 storefront and non-storefront retail licensees and witnessed significant growth in less than three years. Before HERBL, Mr. Smuck was the Chief Executive Officer of FedEx Supply Chain, a subsidiary of FedEx focused on supply chain and third-party logistics.

“We’d like to thank Dia for her time and contributions while serving on the Board,” said Interim Chief Executive Officer Tim Conder. Dia’s need to transition off the Board at this juncture in her company’s business trajectory is understandable. However, we are pleased she has agreed to serve in an ad hoc advisory role as we work to establish ourselves as the leading platform to scale cannabis brands.”

Conder continued, “We also want to welcome Art as a new Board member. Art is an exceptional leader, and we believe he is the right person to serve on the Board and help guide TILT through its next growth phase. We look forward to leveraging his three decades of executive experience guiding organizations to achieve significant scale. His vast experience in supply chain management, both in and out of the cannabis industry, and his deep operational connections with premiere west coast brands will be a critical asset in our roadmap for strategic growth and profitability.”

About TILT

TILT helps cannabis businesses build brands. Through a portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across 37 states in the U.S., as well as Canada, Israel, South America and the European Union. TILT’s core businesses include Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing; and cannabis operations, Commonwealth Alternative Care, Inc. in Massachusetts, Standard Farms LLC in Pennsylvania, Standard Farms Ohio, LLC in Ohio, and

its partnership with the Shinnecock Indian Nation in New York. TILT is headquartered in Phoenix, Arizona. For more information, visit www.tiltholdings.com.

Forward Looking Statements

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include TILT’s business strategy and growth opportunities, the opinions or beliefs of management, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on the forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, those risks described under the heading “Item 1A Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and “Item 1A Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other subsequent reports filed by TILT with the United States Securities and Exchange Commission at www.sec.gov and on SEDAR at www.sedar.com.]

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829

Media Contact:

Leland Radovanovic

Trailblaze

TILT@trailblaze.com